UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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COLUMBIA PIPELINE PARTNERS LP

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5151 San Felipe Houston, Texas 77056 NYSE: CPPL

COLUMBIA PIPELINE PARTNERS LP ENCOURAGES UNITHOLDERS TO VOTE AT RECONVENED SPECIAL MEETING ON FEBRUARY 16, 2017

HOUSTON, Texas — February 13, 2017 — Columbia Pipeline Partners LP (NYSE: CPPL) (CPPL) reminds unitholders that the reconvened special meeting of unitholders will be held at 9 a.m. (Central Time) on February 16, 2017 at 1001 Fannin St., Suite 2500, Houston, Texas 77002.

The purpose of the reconvened special meeting is to vote on a proposal to approve the Agreement and Plan of Merger dated as of November 1, 2016 (the “Merger Agreement”), by and among CPPL, Columbia Pipeline Group, Inc. (“CPG”) and their respective affiliates, pursuant to which a wholly owned subsidiary of CPG will merge with and into CPPL such that CPPL will become a wholly owned subsidiary of CPG (the “Merger”). Approval of the Merger requires both the affirmative vote of (i) a majority of the outstanding common units excluding units held by affiliated unitholders and (ii) a majority of the outstanding common units.

The special meeting was originally scheduled for February 7, 2017 but was reconvened to February 16, 2017 because a quorum was not obtained. Quorum requires the presence, in person or by proxy, at the special meeting of holders of a majority of the outstanding CPPL common units as of January 4, 2017, the record date of the special meeting. CPPL adjourned the special meeting to February 16, 2017 to allow for additional time to solicit proxies from unitholders.

As the reconvened special meeting approaches, approximately 98% of the votes cast to date are in support of the Merger. Each of Institutional Shareholder Services (ISS), Glass, Lewis & Co. and Egan-Jones Proxy Services has recommended that CPPL unitholders vote “FOR” the proposal to approve the Merger Agreement.

Unless we obtain both a quorum for the special meeting and the required unitholder approval, the Merger cannot take place. CPPL has been advised by CPG that CPG has no intention of increasing the price or varying any of the terms of the Merger Agreement. Common unitholders who have not already submitted a proxy are encouraged to do so as soon as possible and should contact D.F. King, CPPL’s proxy solicitor, by calling toll-free at 212 232 3235 or 212 232 3233.

The record date for determining unitholders eligible to vote at the special meeting will remain the close of business on January 4, 2017. Valid proxies submitted by common unitholders prior to the adjourned February 7, 2017 special meeting continue to be valid for purposes of the reconvened special meeting scheduled for February 16, 2017.

About Columbia Pipeline Partners LP

Columbia Pipeline Partners LP is a Delaware master limited partnership with interests in three regulated U.S. natural gas pipelines which serve markets extending from New York to the Gulf of Mexico, as well as storage and related midstream assets. CPPL’s general partner became an indirect, wholly-owned subsidiary of TransCanada Corporation (NYSE: TRP) (“TransCanada”) on July 1, 2016, and as a result, CPPL is effectively managed by TransCanada. For more information about Columbia Pipeline Partners LP, visit CPPL’s website at www.columbiapipelinepartners.com. Additional information can be found at www.transcanada.com.

Forward-Looking Statements

This release may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than historical facts included in this release, are forward-looking statements. The forward-looking statements contained herein include statements related to the scheduled date of the reconvened special meeting of CPPL common unitholders. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond CPPL’s control. All forward-looking statements speak only as of the date of this release. Although CPPL believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

CPPL’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond CPPL’s control. These factors include, but are not limited to, changes to business plans as circumstances warrant. For a full discussion of these risks and uncertainties and other factors, please refer to CPPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission (the “SEC”), as updated and supplemented by subsequent filings with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. CPPL expressly disclaims any obligation to update, amend or clarify any forward looking statement to reflect events, new information or circumstances occurring after the date of this release except as required by applicable law.

Unitholder and Analyst Inquiries Investor Relations 844.656.1374 Media Inquiries Corporate Communications 800.608.7859